UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 14, 2006

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Registrant has agreed to indemnify and hold KPMG LLP (“KPMG”), registrant’s former accountants, harmless against and from any and all legal costs and expenses (including reasonable fees and expenses of attorneys, experts and consultants) which KPMG may incur in connection with its successful defense of any legal action or proceeding (whether brought under the federal securities laws or other statutes, state statute, or common law, or otherwise) that may arise as a result of KPMG’s consent to the incorporation by reference of its report on registrant’s consolidated financial statements as of December 31, 2004 and for each of the years in the two-year period ended December 31, 2004 in the following registration statements of registrant: Form S-3 (No. 333-121562) and Form S-8 (Nos. 333-12025, 333-68128, 333-83650, 333-106647, 333-117070, 333-117137 and 333-128113).  Accordingly, this disclosure should be read in conjunction with each offer and/or sale of any securities of registrant made pursuant to any of the previously-identified registrant statements of registrant, each of registrant’s prospectuses constituting part of such registrant statements and each prospectus supplement filed by registrant with respect to any such registration statements and prospectuses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: March 15, 2006

By:	/s/ Ronald M. Morrison
Name:	Ronald M. Morrison
Title:	Executive Vice President and General
Counsel